AMENDED AND RESTATED BYLAWS
OF
THE KOREAN INVESTMENT FUND, INC.


				ARTICLE I
				Offices
	Section 1. Principal Office in Maryland. The Corporation shall have a principal office in the City of Baltimore or at such other place as the Board of Directors may designate in the State of Maryland.
	Section 2.  Additional Offices.  The Corporation
may have additional offices at such places as the Board of Directors may from time to time determine or as the business of the Corporation may require.
				ARTICLE II
			Meetings of Stockholders
	Section 1.  Place of Meeting.  Meetings of
stockholders shall be held at the principal executive
office of the Corporation or at other such place as shall
be set by the Board of Directors and stated in the notice
of meeting.
	Section 2. Annual Meetings. Annual meetings of stockholders shall be held on a date and at a time set from time to time by the Board of Directors not less than ninety nor more than 120 days following the end of each fiscal year of the Corporation, for the election of directors and the transaction of any other business within the powers of the Corporation.
	Section 3. Special Meetings. (a) General. The chairman, president of the Board of Directors may call a special meeting of the stockholders. Subject to subsection
(b) of this Section 3, a special meeting of stockholders shall also be called by the secretary of the Corporation upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
(b) Stockholder Requested Special Meetings.  (1)
Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the
Board of Directors to set a record date to determine the stockholders entitled to request a special meeting (the "Request Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such stockholder (or duly authorized agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder. Upon receiving the Record Date Request Notice, the Board of Directors may set a Request Record Date. The Request
Record Date shall not precede and shall not be more than twenty days after the close of business on the date on which the resolution setting the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within twenty days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution setting the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the twentieth day after the first date on which the Record Date Request Notice is actually received by the secretary.
(2) In order for any stockholder to request a
special meeting, one or more written requests for a special meeting signed by stockholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at the meeting (which shall be limited to the matters set forth in the Record Date Request Notice received by the secretary of the Corporation), shall bear the date of signature of each such stockholder (or duly authorized agent) signing the Special Meeting Request, shall set for the name and address, as they appear in the Corporation's stock ledger, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of shares of stock of the Corporation which are owned of record and beneficially by each such stockholder, shall be sent to the secretary by registered mail, return receipt requested, and shall be received by the secretary within sixty days after the Request Record Date. Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered
to the secretary.
(3) The secretary shall inform the requesting
stockholders of the reasonably estimated cost of preparing and mailing the notice of the special meeting (including the Corporation's proxy materials).  The secretary shall
not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this
Section 3 (b), the secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.
(4) Except as provided in the next sentence, any
special meeting shall be held at such place, date and time as may be designated by the chairman, president or Board of
Directors, whoever has called the meeting.   In the case of
any special meeting called by the secretary upon the
request of stockholders (a "Stockholder Requested
Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than ninety days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is received by the Secretary (the "Delivery Date"), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the ninetieth day after the Meeting Record Date or, if such ninetieth day is not a Business Day (as defined below), on the first preceding Business Day;
and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Corporation. In setting a date for any special meeting, the chairman, president or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to set a Meeting Record
Date that is a date within thirty days after the Delivery Date, then the close of business on the thirtieth day after the Delivery Date shall be the Meeting Record Date.
(5) If at any time as a result of written
revocations of requests for a special meeting, stockholders of record (or their duly authorized agents) as of the Request Record Date for the meeting entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for the special meeting, the secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the secretary may revoke the notice of the meeting at any time before ten days prior to the meeting if the secretary has first sent to all other requesting stockholders written notice of such revocation and of the intention to revoke the notice of the meeting. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.
(6) The chairman, president or Board of
Directors may appoint one or more independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meetings. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(7) For purposes of these Bylaws, "Business Day"
shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
	Section 4.  Notice of Meetings.  Not less than
ten nor more than ninety days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote thereat who is entitled to notice of the meeting written notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such stockholder personally, by leaving it at such stockholder's residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's post office address as it appears on the records of the Corporation, with postage thereon prepaid.
	Section 5.  Scope of Notice.  Subject to Section
7 of this Article II of these Bylaws, any business of the Corporation may be transacted at an annual meeting of the stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.
	Section 6.  Quorum.  At any meeting of
stockholder, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation (the "Charter") for the vote necessary for the adoption of any measure. If, however, a quorum shall not be present at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present either in person or by proxy at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
	Section 7.  Nominations and Proposals by
			Stockholders.
(a) Annual Meetings of Stockholders.  (1)
Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 7 (a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 7 (a).
(2) For nominations for election to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 7, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, if the annual meeting date is publicly announced at least 120 days prior to the annual meeting, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation by not later than the close of business on the ninetieth day prior to the annual meeting nor earlier than the close of business on the 120th day prior to such meeting; provided, however, that in the event that the date of the annual meeting is publicly announced less than 120 days before such meeting date, notice by the stockholders to be timely must be so delivered not earlier than the close of business on the date of such public announcement and not later than the close of business on the 30th day after the date of such public announcement. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such a stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such person,
(B) the class and number of shares of stock of the Corporation that are beneficially owned by such person and
(C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder (including any anticipated benefit to the stockholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's stock ledger and a current name and address, if different, and of such beneficial owner, and (y) the class and number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and owned beneficially by such beneficial owner.
(3) Notwithstanding anything in this subsection
(a) of this Section 7 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the annual meeting, a stockholder's notice required by this Section 7 (a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day immediately following the day on which such public announcement is first made by the Corporation.
(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.
Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 7 (b) and at the time of the special meeting, who is entitled to vote at the meeting, and who complied with the notice procedures set forth in this Section 7 (b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election as a director as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a) (2) of this
Section 7 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of each nominee proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.
(c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 7 and Article III, Section 1 (c) of these Bylaws shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section
7. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 7 and, if any proposed nomination or business is not in compliance with this
Section 7, to declare that such defective nomination or proposal be disregarded.
	(2)  For purposes of this Section 7, "public
announcement" shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which shares of the Corporation's common stock are traded or reported by a recognized news service or (ii) in a document publicly filed by the Corporation with the United States Securities and Exchange Commission pursuant to the Exchange Act.
	(3) Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of state law and of the Exchange
Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7. Nothing in this Section 7 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.
Section 8.  Voting.  A plurality of all the votes
cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by express provision in law (including, in particular, but not limited to, the Investment Company Act of 1940, as from time to time in effect, or other statutes or rules or orders of the Securities and Exchange Commission or any successor thereto) or the Charter. Unless otherwise provided in the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.
Section 9.  Proxies.  A stockholder may cast the
votes entitled to be cast by the shares of stock owned by record by the stockholder in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by law. Such proxy shall be filed with the secretary of the Corporation before or at the meeting, for as long as the polls are open. No proxy is valid more than eleven months after its date, unless otherwise provided in the proxy.
	Section 10.  Record Date.  In order that the
Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, to express consent to corporation action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may set, in advance, a record date which shall not be before the close of business on the day the record date is fixed and shall not be more than ninety days and, in the case of a meeting of stockholders, not less than ten days before the date on which the meeting or particular action requiring such determination of stockholders is to be taken. In lieu of setting a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, twenty days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately before such meeting. If no record date is fixed and the stock transfer books are not closed for the determination of stockholders: (1) The record date for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be the close of business on the day on which notice of the meeting of stockholders is mailed or the thirtieth day before the meeting, whichever is the closer date to the meeting; and
(2) The record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted, provided that the payment or allotment date shall not be more than sixty days after the date of the adoption of such resolution. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to an adjournment thereof, except when the determination has been made through the closing of the transfer books and the stated period of closing has expired, in which case a new record date shall be determined as set forth herein.
	Section 11.  Inspectors of Election. The Board
of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof. On request of the chairman of the meeting or any stockholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by the inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.
	Section 12.  Organization.  Every meeting of
stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary's absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any stockholder or other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedures.
	Section 13.  Informal Action by Stockholders.
Except to the extent prohibited by the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the stockholders meetings.
Section 14.  Voting of Stock by Certain Holders.
Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or a trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any fiduciary may vote stock registered in his, her or its name as such fiduciary, either in person or by proxy.

	Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining that total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
	The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

Article III
Board of Directors

	Section I.  General. (a) Number.  The number of
directors constituting the entire Board of Directors may be increased or decreased from time to time by the vote of a majority of the entire Board of Directors within the limits permitted by law and the Charter, but the tenure of office of a director in office at the time of any decrease in the
number of directors shall not be affected as a result
thereof.
(b) Tenure.  Beginning with the first annual
meeting of stockholders held after the initial public
offering of the shares of stock of the Corporation (the
"Initial Annual Meeting") the Board of Directors shall be
divided into three classes.  Within the limits above
specified, the number of directors in each class shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting thereof.  The term
of office of each director in the first class shall expire
on the date of the annual meeting of stockholders held one
year after the Initial Annual Meeting.  The term of office
of each director in the second class shall expire on the
date of the annual meeting of stockholders held two years
after the Initial Annual Meeting.  The term of office of
each director in the third class shall expire on the date
of the annual meeting of stockholders held three years
after the Initial Annual Meeting.  Upon expiration of the
term of office of each class as set forth above, the number
of directors in such class, as determined by the Board of Directors, shall be elected for a term of three years to succeed the directors whose terms of office expire.  The
directors shall be elected at the annual meeting of
stockholders, except as provided in Section 2 of this
Article, and each director elected shall serve until his or
her successor is duly elected and qualifies.
(c) Qualification.  To qualify as a nominee for
directorship, an individual, at the time of nomination, (i)
shall have substantial expertise, experience or
relationships relevant to the business of the Corporation
and (ii) shall be at least one of the following: (A) a
citizen of the Republic of Korea ("Korea") or an individual
for whom Korea has been a primary residence for at least
five years preceding the date of nomination as a director;
(B) a present or former director of, member of the
supervisory board or senior executive officer of, or senior consultant to, (1) at least one company the securities of which, or of an affiliate or successor of which, are listed
or traded on a securities exchange located in Korea or (2)
a securities exchange located in Korea; (C) a present or
former senior official of, or senior adviser to, any
ministry, department, agency or instrumentality of the
Korean national government or of a provincial or municipal government body in Korea; (D) a present or former member of a national or provincial legislative body in Korea; (E) a
present or former senior official of a political party in
Korea; (F) an attorney licensed to practice in Korea whose
practice involves to a substantial degree the
representation of publicly traded Korean companies in
commercial matters; (G) a former judge of any court in
Korea with jurisdiction over commercial or corporate
matters; (H) a present or former ambassador or minister of
another country to Korea, or consul or economic, financial
or commercial attache of another country posted to Korea;
(I) a present or former director or senior executive
officer of an investment advisor or sub-advisor of the
Corporation, or of any person controlling, or under common
control with, an advisor or sub-advisor of the Corporation;
(J) a present officer of the Corporation; (K) an individual
who has served at least five years as a director, trustee
or senior investment officer (or in a capacity comparable
to any such position) of an investment company (as defined
under the Investment Company Act of 1940, as amended),
whether or not registered thereunder, the assets of which
during that period have been invested primarily in
securities of (1) "Korean companies" (as defined in the
Fund's Prospectus, dated February 13, 1992, as such
definition may be revised from time to time by the Fund) or
(2) Korea or an agency, instrumentality or subdivision
thereof; or (L) an individual who has served at least five
years as a senior executive officer with responsibility for directing or managing the Korean operations of a company with substantial operations in Korea.  The Nominating
Committee of the Board of Directors, in its sole
discretion, shall determine whether an individual satisfies
the foregoing qualifications.  Any individual who does not
satisfy the qualifications set forth under this subsection
(c) shall not be eligible for nomination or election as a
director.  Directors need not be stockholders.
	(d) Resignation.  Any director may resign at any
time by giving written notice of such director's
resignation to the Board of Directors, the chairman of the
board, the president or the secretary. Any resignation
shall take effect immediately upon its receipt or at such
later time as may be specified in the notice of
resignation.
	Section 2.  Vacancies and Newly-Created
Directorships.  If for any reason any or all of the
directors cease to be directors, such circumstances shall
not terminate the Corporation or affect these Bylaws or the
powers of any remaining directors hereunder (even if fewer
than three directors remain).  Any vacancy occurring in the
Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by a majority of the entire Board
of Directors.  A director elected by the Board of Directors
to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies.
	Section 3.  Powers.  The business and affairs of
the Corporation shall be managed under the direction of the
Board of Directors.  All powers of the Corporation may be
exercised by or under the authority of the Board of
Directors except as conferred on or reserved to the
stockholders by law, by the Charter or these Bylaws.
Section 4.  Annual Meeting.  The annual meeting
of the Board of Directors shall be held immediately
following the adjournment of the annual meeting of
stockholders and at the place thereof.  No notice of such
meeting (other than this Bylaw) to the directors shall be
necessary in order legally to constitute the meeting,
provided a quorum shall be present.  In the event such
meeting is not so held, the meeting may be held at such
time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.
	Section 5.	Other Meetings.  The Board of
Directors of the Corporation or any committee thereof may
hold meetings, both regular and special.  Special meetings
of the Board of Directors may be called by the chairman,
the president or two or more directors.  The Board of
Directors may provide, by resolution, the time and place
for the holding of regular meetings of the Board of
Directors without other notice than such resolution.
Notice of any special meeting of the Board of Directors
shall be delivered personally or by telephone, electronic
mail, facsimile transmission, United States mail or courier
to each director at his or her business or residence
address.  Notice by personal delivery, telephone,
electronic mail, facsimile transmission or courier shall be
given at least 24 hours prior to the meeting.  Notice by
United States mail shall be given at least three days prior
to the meeting.  Telephone notice shall be deemed to be
given when the director or his or her agent is personally
given such notice in a telephone call to which he or his or
her agent is a party.  Electronic mail notice shall be
deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director.  Facsimile transmission notice shall be deemed to
be given upon completion of the transmission of the message
to the number given to the Corporation by the director and
receipt of a completed answer-back indicating receipt.
Notice by the United States mail shall be deemed to be
given when deposited in the United States mail properly
addressed, with postage thereon prepaid.  Notice by courier
shall be deemed to be given when deposited with or
delivered to a courier properly addressed.  Neither the
business to be transacted at, not the purpose of, any
annual, regular or special meeting of the Board of
Directors need be stated in the notice, unless specifically required by statute or these Bylaws.
	Section 6.  Quorum and Voting.  During such time
when the Board of Directors shall consist of more than one director, a quorum for the transaction of business at meetings of the Board of Directors shall consist of a
majority of the entire Board of Directors, but in no event
shall a quorum consist of less than two directors.  If,
however, pursuant to the Charter or these Bylaws, the vote
of a majority of a particular group of directors is
required for action, a quorum must also include a majority
of that group.  The action of a majority of the directors
present at a meeting at which a quorum is present shall be
the action of the Board of Directors, unless the
concurrence of a greater proportion is required for such
action by statute.  If a quorum shall not be present at any
meeting of the Board of Directors, a majority of the
directors present thereat may adjourn the meeting from time
to time, without notice other than announcement at the
meeting, until a quorum shall be present.  The directors
present at a meeting which has been duly called and
convened may continue to transact business until
adjournment, not withstanding the withdrawal of enough
directors to leave less than a quorum.
	Section 7.  Committees.  The Board of Directors
may appoint from among its members an executive committee
and other committees of the Board of Directors, each
committee to be composed of one or more directors of the Corporation. The Board of Directors may, to the extent provided in the resolution, delegate to such committees, in
the intervals between meetings of the Board of Directors,
any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except the power to authorize dividends, to issue stock, to recommend to stockholders any action requiring stockholders' approval, to amend the Bylaws or to approve
any merger or share exchange which does not require
stockholders' approval and except as otherwise prohibited
by law.  The Board of Directors may designate a chairman of
any committee, and such chairman or any two members of any committee (if there are at least two members of the
Committee) may set the time and place of its meeting unless
the Board shall otherwise provide.  However, a meeting of
any committee of the Board of Directors may not be called
without the consent of the chairman of the committee. Such committee or committees shall have the name or names as may be determined from time to time by resolution adopted by
the Board of Directors.  Notice of Committee meetings shall
be given in the same manner as notice for special meetings
of the Board of Directors. Unless the Board of Directors designates one or more directors as alternate members of any committee, who may replace an absent or disqualified
member at any meeting of the committee, the members of any
such committee present at any meeting and not disqualified
from voting may, whether or not they constitute a quorum,
appoint another member of the Board of Director to act at
the meeting in the place of any absent or disqualified
member of such committee.  At meetings of any such
committee, a majority of the members or alternate members
of such committee shall constitute a quorum for the
transaction of business and the act of a majority of the
members or alternate members present at any meeting at
which a quorum is present shall be the act of the
committee. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill vacancies, to
designate alternate members to replace any absent or
disqualified member or to dissolve any such committee.
	Section 8.  Minutes of Meetings.  The Board of
Directors any committee thereof shall keep regular minutes
of its proceedings.
	Section 9.  Informal Action by Board of
Directors and Committees.  Any action required or permitted
to be taken at any meeting of the Board of Directors or of
any committee thereof may be taken without a meeting, if a
written consent thereto is signed by each member of the
Board of Directors or of such committee, as the case may
be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee, provided, however, that such written consent shall not
constitute approval of any matter which pursuant to the
Investment Company Act of 1940 and the rules thereunder
requires the approval of directors by vote cast in person
at a meeting.
	Section 10.  Meetings by Conference Telephone.
The members of the Board of Directors or any committee
thereof may participate in a meeting of the Board of
Directors or committee by means of a conference telephone
or similar communications equipment if all persons
participating in the meeting can hear each other at the
same time and such participation shall constitute presence
in person at such meeting, provided, however, that such participation shall not constitute presence in person to the extent deemed not to constitute presence in person for
purposes of those provisions of the Investment Company Act
of 1940 and the rules thereunder requiring the approval of directors by vote cast in person at a meeting.
	Section 11.  Fees and Expenses.  The directors
may be paid their expenses of attendance at each meeting of
the Board of Directors and may be paid a fixed sum for
attendance at each meeting of the Board of Directors, a
stated salary as director or such other compensation as the
Board of Directors may approve.  No such payment shall
preclude any director from serving the Corporation in any
other capacity and receiving compensation therefor.
Members of special or standing committees may be allowed
like reimbursement and compensation for attending committee
meetings.
	Section 12.  Loss of Deposits.  No director
shall be liable for any loss which may occur by reason of
failure of any bank, trust company, savings and loan
association, or other institution with whom moneys or stock
have been deposited.
	Section 13.  Surety Bonds.  Unless required by
law, no director shall be obligated to give any bond or
surety or other security for the performance of any of his
or her duties.
	Section 14.  Reliance.  Each director, officer,
employee and agent of the Corporation shall, in the
performance of his or her duties with respect to the
Corporation, be fully justified and protected with regard
to any act or failure to act in reliance in good faith upon
the books of account or other records of the Corporation,
upon an opinion of counsel or upon reports made to the
Corporation by any of its officers or employees or by the
adviser, accountants, appraisers or other experts or
consultants selected by the Board of Directors or officers
of the Corporation, regardless of whether such counsel or
expert may also be a director.
	Section 15.  Certain Rights of Directors,
Officers, Employees and Agents.  The directors shall have
no responsibility to devote their full time to the affairs
of the Corporation.  Any director or officer, employee or
agent of the Corporation in his or her personal capacity or
in a capacity as an affiliate, employee, or agent of any
other person, or otherwise, may have business interests and
engage in business activities similar to or in addition to
or in competition with those of or relating to the
Corporation.
				ARTICLE IV
				Waiver of Notice
	Whenever any notice is required to be given
pursuant to applicable law, the Charter or these Bylaws, a
waiver thereof in writing, signed by the person or persons
entitled to said notice, whether before or after the time
stated therein, shall be deemed the equivalent of notice
and such waiver be filed with the records of the meeting.
Neither the business to be transacted at nor the purpose of
any meeting need to be set forth in the waiver of notice,
unless specifically required by law.  Attendance of a
person at any meeting shall constitute a waiver of notice
of such meeting except when the person attends a meeting
for the express purpose of objecting, at the beginning of
the meeting, to the transaction of any business because the
meeting is not lawfully called or convened.
				ARTICLE V
				Officers
	Section 1.  General.  The officers of the
Corporation shall be elected by the Board of Directors at
its first meeting after each annual meeting of stockholders
and shall be a chairman of the Board of Directors, a
president, a secretary and a treasurer. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient.  The
Board of Directors may also elect such vice presidents and additional officers or assistant officers with such powers and duties as it may deem necessary or advisable. In
addition, the chairman of the board may appoint one or more
vice presidents, assistant secretaries and assistant
treasurers.  Any number of offices, except the offices of
the president and vice president, may be held concurrently
by the same person.  No officer shall execute, acknowledge
or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged or verified by two or more officers.
	Section 2.  Other Officers and Agents.  The
Board of Directors may elect such other officers and agents
as it desires who shall hold their offices for such terms
and shall exercise such powers and perform such duties as
shall be determined from time to time by the Board of
Directors.
	Section 3.  Tenure, Removal, Resignation and
Vacancies of Officers.  The officers of the Corporation
shall hold office at the pleasure of the Board of
Directors.  Election of an officer or agent does not in
itself create contract rights between the Corporation and
such officer or agent.  Each elected officer shall hold his
or her office until such officer's successor is elected and qualifies or until such officer's earlier resignation or removal, in the manner hereinafter provided, or death.  Any
officer may resign at any time upon written notice to the
Board of Directors, the chairman of the board, the
president or the secretary.  Any resignation shall take
effect immediately upon its receipt or at such later time
as may be specified in the notice of resignation.  Such
resignation shall be without prejudice to the rights, if
any, of the Corporation.  Any officer elected by the Board
of Directors or appointed by the chairman of the Board of
Directors may be removed at any time by the Board of
Directors when, in its judgment, the best interest of the Corporation will be served thereby. Any vacancy occurring in any office of the Corporation by death, resignation,
removal or otherwise may be filled by the Board of
Directors.
	Section 4.  Chairman of the Board of Directors.
The chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors.
He shall be the chief executive officer, shall have general
and active management of the business of the Corporation,
shall see that all orders and resolutions of the Board of
Directors are carried into effect and shall perform other
such duties as may be assigned to him or her by the Board
of Directors.  In the absence or disability of the
president, the chairman shall perform the duties and
exercise the powers of the president.  He shall be ex
officio a member of all committees designated by the Board
of Directors except as otherwise determined by the Board of Directors. He may execute bonds, mortgages, contracts and other instruments, except where required by law or by these
Bylaws to be otherwise signed and executed and except where
the signing and execution thereof shall be expressly
delegated by the Board of Directors to some other officer
or agent of the Corporation.
	Section 5.  President. The president shall, in
the absence of the chairman or vice chairman, preside at
all meetings of the stockholders or of the Board of
Directors.  In the absence or disability of the chairman,
the president shall perform the duties and exercise the
powers of the chairman.  He may execute bonds, mortgages,
contracts and other instruments, except where required by
law or by these Bylaws to be otherwise signed and executed
and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some officer or agent of the Corporation.  Additionally, the
president shall perform all duties incident to the office
of president and such other duties as shall be assigned to
him or her by the Board of Directors.
	Section 6.  Vice Presidents.  The vice
presidents shall act under the direction of the chairman
and president and in the absence or disability of the
chairman and the president shall perform the duties and
exercise the powers of both such offices.  They shall
perform such other duties and have such other powers as the chairman, the president or the Board of Directors may from time to time assign.  The Board of Directors may designate
one or more executive vice presidents or may otherwise
specify the order of seniority of the vice presidents and,
in that event, the duties and powers of the chairman and
the president shall descend to the vice presidents in the
specified order of seniority.
	Section 7.  Secretary.  The secretary shall act
under the direction of the chairman and the president.
Subject to the direction of the chairman or the president
and except as provided in Section 8 of this Article V, he
shall (a) attend all meetings of the Board of Directors and
all meetings of stockholders and record the proceedings in
one or more books to be kept for that purpose; (b) see that
all notices are duly given in accordance with the
provisions of these Bylaws or as required by law; (c) be
custodian of the corporate records and the seal of the
Corporation; and (d) in general perform such other duties
as from time to time may be assigned to him or her by the
chairman of the Board of Directors, the president or the
Board of Directors.
	Section 8.  Assistant Secretaries.  The
assistant secretaries in order of their seniority, unless
otherwise determined by the chairman, the president or the
Board of Directors, shall, in the absence or disability of
the secretary, perform the duties and exercise the powers
of the secretary.  If an assistant secretary is unavailable
to perform the duties and exercise the powers of the
secretary at a meeting of the Board of Directors, the
chairman of the Board of Directors or the president may
appoint another person to keep the minutes of the meeting.
The assistant secretaries shall perform such other duties
and have such other powers as the chairman, the president
or the Board of Directors may from time to time assign.
	Section 9.  Treasurer.  The treasurer shall act
under the direction of the chairman and the president.
Subject to the direction of the chairman or the president
he shall have the custody of the corporate funds and
securities and shall keep full and accurate accounts of
receipts and disbursements in books belonging to the
Corporation and shall deposit all moneys and other valuable
effects in the name and to the credit of the Corporation in
such depositories as may be designated by the Board of
Directors.  He shall disburse the funds of the Corporation
as may be ordered by the chairman, the president or the
Board of Directors, taking proper vouchers for such
disbursements, and shall render to the chairman, the
president and the Board of Directors, at its regular
meetings, or when the Board of Directors so requires, an
account of all his or her transactions as treasurer and of
the financial condition of the Corporation.
	Section 10.  Assistant Treasurers.  The
assistant treasurers in order of their seniority, unless
otherwise determined by the chairman, the president or the
Board of Directors, shall, in the absence or disability of
the treasurer perform the duties and exercise the powers of
the treasurer.  They shall perform such other duties and
have such other powers as the chairman, the president or
the Board of Directors may from time to time assign.
	Section 11. Salaries.  The salaries and other
compensation of the officers, if any, shall be fixed from
time to time by the Board of Directors and no officer shall
be prevented from receiving such salary or other
compensation by reason of the fact that he is also a
director.
				ARTICLE VI
				Certificates of Stock
	Section 1.  General.  Every holder of stock of
the Corporation who has made full payment to the
consideration for such stock shall be entitled upon request
to have a certificate, signed by the chairman of the Board
of Directors, the president, or a vice president and
countersigned by the treasurer or an assistant treasurer or
the secretary or an assistant secretary of the Corporation, certifying the number and class of whole shares of stock owned by such stockholder in the Corporation.  Certificates
shall be consecutively numbered; and if the Corporation
shall, from time to time, issue several classes of stock,
each class may have its own separately numbered
certificates.  Each certificate representing shares which
are restricted as to their transferability or voting
powers, which are preferred or limited as to their
dividends or as to their allocable portion of the assets
upon liquidation or which are redeemable at the option of
the Corporation, shall have a statement of such
restriction, limitation, preference or redemption
provision, or a summary thereof, plainly stated on the
certificate.  If the Corporation has authority to issue
stock of more than one class, the certificate shall contain
on the face or back a full statement or summary of the
designations and any preferences, conversion and other
rights, voting powers, restrictions, limitations as to
dividends and other distributions, qualifications and terms
and conditions of redemption of each class of stock and, if
the Corporation is authorized to issue any preferred or
special class in series, the differences in the relative
rights and preferences between the shares of each series to
the extent they have been set and the authority of the
Board of Directors to set the relative rights and
preferences of subsequent series.  In lieu of such
statement or summary, the certificate may state that the Corporation will furnish a full statement of such information to any stockholder upon request and without
charge.  If any class of stock is restricted by the
Corporation as to transferability, the certificate shall
contain a full statement of the restriction or state that
the Corporation will furnish information about the
restrictions to the stockholder on request and without
charge.
	Section 2.  Fractional Share Interest.  The
Corporation may issue fractions of a share of stock to the
same extent as its whole shares.  Fractional shares of
stock shall have proportionately to the respective
fractions represented thereby all the rights of whole
shares, including without limitation the rights to vote,
the right to receive dividends and distributions, and the
right to participate upon liquidation of the Corporation, excluding, however, the right to receive a stock certificate representing such fractional shares.
Notwithstanding any other provision of the Charter or the
Bylaws, the Board of Directors may issue units consisting
of different securities of the Corporation.  Any security
issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified
period securities of the Corporation issued in such unit
may be transferred on the books of the Corporation only in
such unit.
	Section 3.  Signatures on Certificates.  Any of
or all the signatures on a certificate may be by a
facsimile.  In case any officer who has signed or whose
signature has been placed upon a certificate shall cease to
be such officer before such certificate is issued, it may
be issued with the same effect as if he were such officer
at the date of issue.  The seal of the Corporation or a
facsimile thereof may, but need not, be affixed to
certificates of stock.
	Section 4.  Lost, Stolen or Destroyed
Certificates.  Any officer designated by the Board of
Directors may direct a new certificate or certificates to
be issued in place of any certificate or certificates
previously issued by the Corporation alleged to have been
lost, stolen or destroyed, upon the making of any affidavit
of that fact by the person claiming the certificate or
certificates to be lost, stolen or destroyed.  When
authorizing such issue of a new certificate or
certificates, an officer designated by the Board of
Directors may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates,
or the owner's legal representative, to advertise the same
in such manner as he shall require and/or to give the
Corporation a bond with sufficient security, to the
Corporation to indemnify it against any loss or claim which
may arise as a result of the issuance of the new security.
	Section 5.  Transfer of Shares.  Upon surrender
to the Corporation or a transfer of the Corporation of a certificate for shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall record the transaction upon its books, issue a new certificate to the
person entitled thereto upon request for such certificate,
and cancel the old certificate, if any.  Notwithstanding
the foregoing, transfer of shares of any class of stock
will be subject in all respect to the Charter and all of
the terms and conditions contained therein.
	Section 6.  Registered Owners.  The Corporation
shall be entitled to treat the holder of record of any
share of stock as the holder in fact thereof and,
accordingly, shall not be bound to recognize any equitable
or other claim to or interest in such share or on the part
of any other person, whether or not it shall have the
express or other notice thereof, except as otherwise
provided by the laws of the State of Maryland.  The
Corporation shall maintain at its principle office or at
the office of its transfer agent, an original or duplicate
stock ledger containing the name and address of each
stockholder and the number of shares of each class held by
such stockholder.
				ARTICLE VII
				Net Asset Value
The net asset value of a share of Common Stock of the
Corporation as at the time of a particular determination
shall be the quotient obtained by dividing the value at
such time of the net assets of the Corporation (i.e., the
value of the assets belonging to the Corporation less its liabilities exclusive of capital and surplus) by the total number of shares of common stock outstanding at such time,
all determined and computed as follows:
(1)	The assets of the Corporation shall be deemed to
	include (A) all cash on hand, on deposit, or on
	call,(B) all bills and notes and accounts
	receivable, (C) all securities owned or contracted
	for by the Corporation, other than shares of its own
	Common Stock, (D) all interest accrued on any
	interest bearing securities owned by the Corporation
	and (E) all other property of every kind and nature including prepaid expenses. Portfolio securities
	for which market quotations are readily available
	shall be valued at market value.  All other
	investment assets of the Corporation, including
	restricted securities, shall be valued in such
	manner as the Board of Directors of the Corporation
	in good faith shall deem appropriate to reflect such
	securities' fair value.
(2)	The liabilities of the Corporation shall include (A)
	all bills and notes and accounts payable, (B) all administrative expenses payable and/or accrued
	(including management and advisory fees payable and/or accrued, including in the case of any contingent
	feature thereof, an estimate based on the facts
	existing at the time), (C) all contractual obligations
	for the payment of money or property, including any
	amounts owing under contracts for the purchase of securities and the amount of any unpaid dividend
	declared upon the Corporation's Common Stock, (D) all reserves, if any, authorized or approved by the Board
	of Directors for taxes, including reserves for taxes
	at current rates based on any unrealized appreciation
	in the value of the assets of the Corporation and (E)
	all other liabilities of the Corporation of whatsoever
	kind and nature except liabilities represented by outstanding capital stock and surplus of the
	Corporation.
(3) 	For the purposes thereof
	(A) Changes in the holding of the Corporation's
	portfolio securities shall be accounted for on a
	trade date basis.
	(B) Expenses, including management and advisory
	fees, shall be included to date of calculation.
	In addition to the foregoing, the Board of Directors is empowered, subject to applicable legal requirements, in its absolute discretion, to establish other methods, for determining the net asset value of each share of Common Stock of the Corporation.
				ARTICLE VIII
				Miscellaneous
	Section 1.  Reserves.  There may be set aside
out of any assets of the Corporation available for
dividends or other distributions such sum as the Board of
Directors from time to time, in its absolute discretion,
think proper as a reserve or reserves to meet
contingencies, or for such other purpose as the Board of
Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.
	Section 2.  Dividends and Other Distributions.
Dividends and other distributions upon the stock by the
Corporation may, subject to the provisions of the Charter
and of the provisions of applicable law, be authorized by
the Board of Directors at any time. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of the Charter and of applicable law.
	Section 3.  Capital Gains Distributions.
The amount and number of capital gains distributions paid
to the stockholders during each fiscal year shall be
determined by the Board of Directors.  Each such payment
shall be accompanied by a statement as to the source of
such payment, to the extent required by law.
	Section 4.  Checks and Drafts.  All checks,
drafts or demands for the payment of money, notes or other
evidence of indebtedness issued in the name of the
Corporation shall be signed by such officer or officers or such other agent or agents as the Board of Directors may from time to time designate.
	Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of
Directors.
	Section 6.  Seal.  The corporate seal shall have
inscribed thereon the name of the Corporation, the year of
its organization and the words "Corporate Seal, Maryland."
The seal may be used by causing it or a facsimile thereof
to be impressed or affixed or in another manner reproduced. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature
of the person authorized to execute the document on behalf
of the Corporation.
	Section 7.  Insurance Against Certain
Liabilities.  The Corporation shall not bear the cost of
insurance that protects or purports to protect directors
and officers of the Corporation against any liabilities to
the Corporation or its security holders to which any such
director or officer would otherwise be subject by reason of
willful misfeasance, bad faith, gross negligence or
reckless disregard of the duties involved in the conduct of
his or her office.
	Section 8.  Contracts.  The Board of Directors
may authorize any officer or agent to enter into any
contract or to execute and deliver any instrument in the
name of and on behalf of the Corporation and such authority
may be general or confined to specific instances.  Any
agreement, deed, mortgage, lease or other document shall be
valid and binding upon the Corporation when authorized or
ratified by action of the Board of Directors and executed
by an authorized person.
	Section 9.  Deposits.  All funds and assets of
the Corporation not otherwise employed shall be deposited
from time to time to the credit of the Corporation in such
banks, trust companies or other depositories as the Board
of Directors may designate.
				ARTICLE IX
				Indemnification
	Section 1.  Indemnification of Directors and Officers
and Other Persons.  The Corporation shall indemnify its
directors to the fullest extent that indemnification of
directors is permitted by the Maryland General Corporation
Law.  The Corporation shall indemnify its current and
former officers to the same extent as its directors and to
such further extent as is consistent with law.  The
Corporation shall indemnify its current and former
directors and officers and those person who, at the request
of the Corporation, serve or have served as a director,
officer, partner, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by them in connection with being such a director, officer or other person serving as described
above.  The indemnification and other rights provided by
this Article shall continue as to a person who has ceased
to be a director or officer and shall inure to the benefit
of the heirs, executors and administrators of such a
person.  This Article shall not protect any such person
against any liability to the Corporation or to its security
holders to which such person would otherwise be subject by
reason of willful misfeasance, bad faith, gross negligence
or reckless disregard of the duties involved in the conduct
of his or her office ("disabling conduct").
	Section 2.  Advances.  Any current or former
director or officer of the Corporation shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by such current or former director or officer in connection with the matter as to which he or she
may be entitled to indemnification in the manner and,
subject to the conditions described below, to the fullest
extent permissible under the Maryland General Corporation
Law.  The person seeking indemnification shall provide to
the Corporation a written affirmation of his or her good
faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking by the person seeking indemnification
or on behalf of such person to repay any such advance if it
should ultimately be determined that the standard of
conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the person seeking indemnification shall provide a security in
form and amount acceptable to the Corporation for his
undertaking; (b) the Corporation is insured against losses
arising by reason of the advance; or (c) a majority of a
quorum of directors of the Corporation who are neither
'interested persons" as defined in Section 2 (a) (19) of
the Investment Company Act of 1940, as amended, nor parties
to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Corporation at the time the advance is proposed to be
made, that there is reason to believe that the person
seeking indemnification will ultimately be found to be
entitled to indemnification.
	Section 3.  Procedure.  At the request of any
person claiming indemnification under this Article, the
Board of Directors shall determine, or cause to be
determined, in a manner consistent with the Maryland
General Corporation Law, whether the standards required by
this Article have been met.
Indemnification shall be made only following:  (a) a final
decision on the merits by a court or other body before whom
the proceeding was bought that the person to be indemnified
was not liable by reason of disabling conduct or (b) in the
absence of such a decision, a reasonable determination,
based upon a review of the facts, that the person to be
indemnified was not liable by reason of disabling conduct
by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.
	Section 4.  Indemnification of Employees and
Agents.  Employees and agents who are not officers or
directors of the Corporation may be indemnified, and
reasonable expenses may be advanced to such employees or
agents, as may be provided by action of the Board of
Directors or by contract, subject to any limitations
imposed by the Investment Company Act of 1940.
	Section 5.  Other Rights.  The Board of
Directors may make further provision consistent with law
for indemnification and advance of expenses to directors,
officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with
respect to indemnification or otherwise, to which those
seeking indemnification may be entitled under any insurance
or other agreement or resolution of stockholders or
disinterested directors or otherwise.  The rights provided
to any person by this Article shall be enforceable against
the Corporation by such person, who shall be presumed to be
relied upon it in serving or continuing to serve as a
director, officer, employee, or agent as provided above.
	Section 6.  Amendments.   References in this
Article are to the Maryland General Corporation Law and to the Investment Company Act of 1940 as from time to time amended. No amendment of these Bylaws shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.
				ARTICLE X
				Amendments
The Board of Directors shall have the exclusive power to make, alter and repeal these Bylaws.